Exhibit 99.1

TranS1 Inc. Reports Operating Results for the First Quarter of 2013,

Issues Second Quarter 2013 Guidance

- First quarter revenues were $3.1 million -

- Net loss per share was $0.26 for the quarter -

- Excluding special items, net loss per share was $0.21 for the quarter* -

- Acquisition of Baxano, Inc. and concurrent financing transaction expected to close May 31 -

RALEIGH, NC -- (GLOBE NEWSWIRE)— May 9, 2013—TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing and marketing products to treat degenerative conditions of the spine affecting the lumbar region, today announced its financial results for the first quarter ended March 31, 2013.

Comparison of Selected Financial Results (in millions, except per share data)
	Three Months Ended March 31,
	2013	2012
As reported:
Total revenue	$3.1	$3.8
Net loss	(7.1)	(5.8)
Net loss per common share	(0.26)	(0.21)
Excluding special items*:
Net loss	(5.7)	(5.2)
Net loss per common share	(0.21)	(0.19)

* See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.

Revenues were $3.1 million in the first quarter of 2013, representing an 18.1% decrease from revenues of $3.8 million in the first quarter of 2012. Domestic revenues were $2.6 million in the first quarter of 2013, compared to $3.5 million in the first quarter of 2012 and international revenues were $0.5 million in the first quarter of 2013, compared to $0.3 million in the first quarter of 2012. Gross margin was 66.7% in the first quarter of 2013 as compared to 73.6% in the first quarter of 2012. The decrease in gross margin was due primarily to a higher percentage of international sales which carry a lower gross margin than domestic sales, increased depreciation expense on reusable kits and the new medical device tax.

Net loss was $7.1 million in the first quarter of 2013, compared to a net loss of $5.8 million in the first quarter of 2012. Net loss per common share was $0.26 in the first quarter of 2013 compared to a net loss per share of $0.21 in the first quarter of 2012.

Excluding special items, net loss in the first quarter of 2013 was $5.7 million, or $0.21 per common share, compared to net loss excluding special items of $5.2 million, or $0.19 per common share in the first quarter of 2012. Special items in the first quarter of 2013 consisted of merger and integration expenses of $1.3 million related to our pending merger with Baxano, Inc., legal fees of $0.1 million related to the U.S. Department of Justice investigation related to the subpoena issued in October 2011 and legal fees related to a stockholder class action lawsuit. Special items in the first quarter of 2012 consisted of expenses of $0.5 million for legal fees related to the U.S. Department of Justice investigation and legal fees related to a stockholder class action lawsuit.

Cash and cash-equivalents were $14.7 million as of March 31, 2013.

“In the first quarter of 2013 we made good progress on the key value drivers in our business that position the company for long term growth,” said Ken Reali, President and Chief Executive Officer of TranS1. “The re-launch of AxiaLIF, coupled with our VEO market penetration and the imminent closing of our Baxano acquisition and concurrent financing, have positioned the company for sustained revenue growth in the quarters to come”.

Baxano Merger and Financing Update

On March 4, 2103 TranS1 announced that it had agreed to acquire Baxano, Inc. and to raise $17.2 million in equity. The vote of TranS1’s stockholders to approve the issuance of common stock in connection with these transactions is scheduled to be held on May 31, 2013. If approved, TranS1 would expect to close the transactions by May 31, 2013. After closing the combined company will be called Baxano Surgical, Inc. and trade on NASDAQ under the ticker symbol “BAXS”.

For the quarter ended March 31, 2013 Baxano, Inc. recorded approximately $3.0 million in revenues.

TranS1 Outlook

For the second quarter ending June 30, 2013, the Company expects total revenues in the range of $4.0 - $4.5 million, which assumes closing of the Baxano merger on May 31, 2013. On a pro forma basis, including Baxano's revenue through May 31, 2013, the Company expects total revenues in the range of $5.6 - $6.3 million. For the full fiscal year 2013, on a pro forma basis for the combined companies, the Company now expects total revenues in the range of $25 - $29 million versus prior guidance of $28 - $32 million.

Conference Call

TranS1 will host a conference call today at 4:30 pm Eastern time to discuss its first quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, as well as the Company’s presentation used during the conference call, use the following link at http://ir.trans1.com/events.cfm.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including net loss and net loss per common share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of merger and integration expenses related to the previously announced merger with Baxano, Inc., charges related to a tentative settlement with the U.S. Department of Justice, including related legal fees, and legal fees related to a stockholder class action lawsuit. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing a non-GAAP measure that adjusts for significant non-recurring expenses allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure.

About TranS1 Inc.

TranS1 is a medical device company focused on designing, developing and marketing products to treat degenerative conditions of the spine affecting the lumbar region. TranS1 currently markets the AxiaLIF® family of products for single and two level lumbar fusion, the VEOTM direct lateral access and interbody fusion system and the VectreTM posterior fixation system for lumbar fixation supplemental to AxiaLIF fusion. TranS1 was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.trans1.com.

TranS1 has entered into an Agreement and Plan of Merger, dated March 3, 2013, by and among TranS1, RacerX Acquisition Corp. ("Merger Sub"), Baxano, and Sumeet Jain and David Schulte, as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties (the “Merger Agreement”), pursuant to which, at the effective time, Merger Sub will merge with and into Baxano with Baxano surviving as a wholly-owned subsidiary of TranS1 (the “Merger”). Baxano, based in San Jose, California, is focused on developing minimally invasive tools to restore spine function and preserve healthy tissue. Its commercially available product is the iO-Flex® System for both decompression and fusion applications. The Merger is expected to close by May 31, 2013.

AxiaLIF® is a registered trademark of TranS1 and iO-Flex® is a registered trademark of Baxano.

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the ability to consummate the Merger on the proposed timeline, or at all, failure to receive the approval of our stockholders, the risk that the Merger Agreement could be terminated under circumstances that would require us to pay a termination fee, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with TranS1’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Cautionary Statement

The Merger and private placement transaction discussed above involve the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Merger and private placement transaction described in the definitive proxy statement on Schedule 14A filed by TranS1 on May 9, 2013. TranS1 may file other documents regarding the Merger and private placement transaction described in this communication with the SEC. STOCKHOLDERS OF TRANS1 ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY TRANS1 ON MAY 9, 2013, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND PRIVATE PLACEMENT TRANSACTION. The definitive proxy statement will be mailed to stockholders on or about May 14, 2013. Stockholders may obtain, without charge, a copy of the definitive proxy statement and other documents TranS1 files with the SEC from the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents are also available, without charge, by directing a request by mail or telephone to TranS1, Attn: Corporate Secretary, 110 Horizon Drive, Suite 230, Raleigh, NC 27615, by calling TranS1 at (866) 256-1206, by emailing TranS1 at merger@trans1.com, or TranS1’s website, www.trans1.com.

TranS1and its directors, executive officers, certain members of management, and employees may have interests in the Merger or private placement transaction or be deemed to be participants in the solicitation of proxies of TranS1’s stockholders to approve the issuance of TranS1’s stock in connection with the Merger and private placement transaction. Stockholders may obtain additional information regarding the participants and their interests in the solicitation by reading the definitive proxy statement on Schedule 14A filed by TranS1 on May 9, 2013.

Contact:

TranS1 Inc.

Joe Slattery, Executive Vice President and Chief Financial Officer

919-825-0868

or

Westwicke Partners

Mark Klausner

443-213-0501

trans1@westwicke.com

TranS1 Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Revenue	$3,099	$3,782
Cost of revenue	1,031	997
Gross profit	2,068	2,785
Operating expenses:
Research and development	1,285	1,333
Sales and marketing	4,927	5,299
General and administrative	1,550	1,417
Merger and integration expenses	1,313	-
Charges related to U.S. Government settlement	91	464
Total operating expenses	9,166	8,513
Operating loss	(7,098)	(5,728)
Other income (expense), net	(2)	(30)
Net loss	$(7,100)	$(5,758)
Other comprehensive loss:
Foreign currency translation adjustments	(1)	-
Comprehensive loss	$(7,101)	$(5,758)

Net loss per common share - basic and diluted	$(0.26)	$(0.21)

Weighted average common shares outstanding - basic and diluted	27,317	27,245

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
GAAP net loss	$(7,100)	$(5,758)
Special items:
Merger and integration expenses	1,313	-
Charges related to U.S. Government settlement	91	464
Shareholder litigation related	23	65
Net loss excluding special items	$(5,673)	$(5,229)

GAAP net loss per share	$(0.26)	$(0.21)
Special items:
Merger and integration expenses	0.05	-
Charges related to U.S. Government settlement	-	0.02
Shareholder litigation related	-	-
Net loss excluding special items	$(0.21)	$(0.19)

Shares used in computing GAAP and non-GAAP loss per share	27,317	27,245

TranS1 Inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)
	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$14,686	$21,541
Restricted cash	62	-
Accounts receivable, net	2,936	3,206
Inventory	5,053	5,017
Prepaid expenses and other assets	593	330
Total current assets	23,330	30,094
Property and equipment, net	2,203	2,166
Total assets	$25,533	$32,260

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,002	$2,603
Accrued expenses related to U.S. Government settlement	6,359	6,792
Accrued expenses	1,731	1,648
Total current liabilities	11,092	11,043
Noncurrent liabilities	77	78

Stockholders' equity
Common stock	3	3
Additional paid-in capital	160,255	159,929
Accumulated other comprehensive income (loss)	13	14
Accumulated deficit	(145,907)	(138,807)
Total stockholders' equity	14,364	21,139
Total liabilities and stockholders' equity	$25,533	$32,260

TranS1 Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(7,100)	$(5,758)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	359	207
Stock-based compensation	317	331
Allowance for excess and obsolete inventory	20	12
Provision (reversal of provision) for bad debts	11	(41)
Loss on disposal of fixed assets	-	30
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	259	173
(Increase) decrease in inventory	(56)	(162)
(Increase) decrease in prepaid expenses	(263)	195
Increase (decrease) in accounts payable	398	(943)
Increase (decrease) in accrued expenses related to U.S. Government settlement	(433)	250
Increase (decrease) in accrued expenses	83	113
Net cash used in operating activities	(6,405)	(5,593)
Cash flows from investing activities:
Purchases of property and equipment	(396)	(697)
Sales and maturities of investments	-	6,027
Restricted cash classification change	(62)	-
Net cash provided by (used in) investing activities	(458)	5,330
Cash flows from financing activities:
Proceeds from exercise of stock options	9	6
Net cash provided by financing activities	9	6
Effect of exchange rate changes on cash and cash equivalents	(1)	-
Net increase (decrease) in cash and cash equivalents	(6,855)	(257)
Cash and cash equivalents, beginning of period	21,541	38,724
Cash and cash equivalents, end of period	$14,686	$38,467